Exhibit 99.1

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Stacey Jones	Sean Meakim
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HONEYWELL APPOINTS INDRA NOOYI TO BOARD OF DIRECTORS

CHARLOTTE, N.C., Dec. 10, 2025 -- Honeywell (NASDAQ: HON) announced today that its Board of Directors has appointed Indra Nooyi, 70, former Chair and Chief Executive Officer of PepsiCo, to its Board of Directors as an Independent Director, effective January 1, 2026.
Nooyi served as Chief Executive Officer of PepsiCo from 2006 through 2018 and Chair of its board of directors from 2007 to 2019. Prior to that, she spent five years as President and Chief Financial Officer and was a member of the PepsiCo board of directors. During her tenure at PepsiCo, Nooyi was the chief architect of Performance with Purpose, PepsiCo’s pledge to deliver sustained growth by making more nutritious products, limiting the company’s environmental footprint, and empowering its associates and people in the communities it serves.
“We warmly welcome Indra to our Board of Directors. She brings a wealth of experience and a proven track record leading diverse, global businesses and accelerating long-term growth,” said Vimal Kapur, Chairman and Chief Executive Officer of Honeywell. “Her strategic insights, commitment to innovation and financial and operational expertise will complement the experience of our current board and help support continued value creation for our shareholders.”
Nooyi joined PepsiCo in 1994 and held roles in finance and corporate strategy and development. Prior to joining PepsiCo, Ms. Nooyi held management positions at ABB, Motorola, and The Boston Consulting Group.
Nooyi currently serves on the board of directors of Amazon, where she chairs the audit committee. She also sits on the supervisory board of Philips where she is a member of the nominating and corporate governance committee.
Nooyi holds a bachelor's degree from Madras Christian College, a Master of business administration degree from the Indian Institute of Management in Calcutta, and a Master of Public and Private Management from the Yale School of Management.

About Honeywell
Honeywell is an integrated operating company serving a broad range of industries and geographies around the world, with a portfolio that is underpinned by our Honeywell Accelerator operating system and Honeywell Forge platform. As a trusted partner, we help organizations solve the world's toughest, most complex challenges, providing actionable solutions and innovations for aerospace, building automation, industrial automation, process automation, and process technology, that help make the world smarter and safer as well as more secure and sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

Forward-Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as lower GDP growth or recession, capital markets volatility, inflation, and certain regional conflicts, that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. These forward-looking statements should be considered in light of the information included in this release, our Form 10-K and other filings with the Securities and Exchange Commission. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.